UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2012

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

Suite 4750, 181 Bay Street

P.O. Box 792

Toronto, Ontario, Canada M5J 2T3

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On August 8, 2012, McEwen Mining Inc. (the “Company”) issued a press release announcing a summary of its second quarter 2012, including operational and development updates, for its projects in Argentina, Mexico and Nevada.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 8.01               Other Events.

The Company’s August 8, 2012 press release also announces that the Company is considering accessing capital markets in the fall of 2012.  A copy of the press release, which provides more detailed information about the potential financing, is attached to this report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibit.  The following exhibit is furnished with this report:

99.1         Press Release dated August 8, 2012.

Cautionary Statement

With the exception of historical matters, the matters discussed herein or in the exhibit furnished with this report made by or on behalf of the Company contain forward-looking statements.  Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results.  Factors that could cause actual results to differ materially from projections or estimates include, among others, metals prices, economic and market conditions and future drilling results, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the United States Securities and Exchange Commission (“SEC”).  Most of these factors are beyond the Company’s ability to predict or control.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: August 9, 2012	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

99.1	Press Release dated August 8, 2012.